Exhibit 99.2
CVR ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

Presented below are our pro forma condensed consolidated statements of operations for the year ended December 31, 2010 and the nine and twelve months ended September 30, 2011 and the pro forma condensed consolidated balance sheet as of September 30, 2011. The pro forma condensed consolidated statements of operations give effect to this offering and the Acquisition (including the acquisition of GWEC’s working capital) and the offering of 9% Senior Secured Notes due 2015 (the “Offering”) as if they had occurred at the beginning of the periods presented, and the pro forma condensed consolidated balance sheet as of September 30, 2011 gives effect to the Acquisition (including the acquisition of GWEC’s working capital) and the Offering as if they had occurred on September 30, 2011. We describe the assumptions underlying the pro forma adjustments in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed consolidated financial statements.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The pro forma adjustments described in the accompanying notes will be made as of the closing date of the Acquisition and may differ from those reflected in these unaudited pro forma condensed consolidated financial statements. Revisions to the pro forma adjustments which may be required by final purchase price allocations and/or pre-closing or post-closing price adjustments, if any, may have a significant impact on the total assets, total liabilities and stockholders’ equity, depreciation and amortization and interest expense. The unaudited pro forma condensed consolidated financial information is for informational purposes only and does not purport to represent what our results of operation or financial position actually would have been if the Acquisition had occurred at any date, and such data does not purport to project our financial position as of any future date or our results of operations for any future period. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the financial statements and related notes of both CVR Energy and GWEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for CVR Energy.

CVR ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2011

			Adjustments
	Historical	Historical	for the		Total
	CVR Energy	GWEC	Transactions		Pro Forma
	(in thousands, except share data)

ASSETS
Current assets:
Cash and cash equivalents	$898,456	$28,956	$210,000	(a)	$439,581
			(5,200	) (b)
			(3,900	) (c)
			(2,600	) (d)
			(602,794	) (e)
			(3,000	) (f)
			(151	) (g)
			(50,070	) (h)
			255	(i)
			(30,371	) (j)
Restricted cash	—	125	—		125
Accounts receivable, net of allowance for doubtful accounts of $912 for CVR Energy, $839 for GWEC and $912 on a pro forma basis	83,370	137,288	—		220,658
Accounts receivable, affiliates	—	198	(198	) (i)	—
Note receivable—related party	—	57	(57	) (i)	—
Investments	—	322	—		322
Inventories	308,929	177,213	19,500	(k)	516,819
			11,177	(l)
Prepaid expenses and other current assets	45,723	8,910	1,600	(b)	54,580
			700	(d)
			(2,353	) (m)
Deferred income taxes	17,643	—	—		17,643
Income taxes receivable	9,340	—	—		9,340

Total current assets	1,363,461	353,069	(457,462)		1,259,068
		—	—		—
Property, plant, and equipment, net of accumulated depreciation	1,079,601	280,354	308,198	(n)	1,654,601
			(1,709	) (o)
			(666	) (p)
			(11,177	) (l)
Deferred turnaround costs, net	—	14,208	(14,208	) (p)	—
Intangible assets, net	320	1,090	—		1,410
Goodwill	40,969	—	—		40,969
Deferred financing costs, net	15,194	—	3,600	(b)	20,846
			1,900	(d)
			3,495	(q)
			(3,343	)(m)
Insurance receivable	4,076	—	—		4,076
Other assets, net	—	3,495	(3,495	)(q)	—
Other long-term assets	4,674	—	—		4,674

Total assets	$2,508,295	$652,216	$(174,867)		$2,985,644

CVR ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET—(Continued)
AS OF SEPTEMBER 30, 2011

			Adjustments
	Historical	Historical	for the		Total
	CVR Energy	GWEC	Transactions		Pro Forma
	(in thousands, except share data)

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	—	46,401	(45,647	) (h)	—
			(754	) (r)
Note payable and capital lease obligations, current portion	165	—	754	(r)	919
Accounts payable	185,553	197,723	—		383,276
Personnel accruals	16,260	—	3,479	(s)	19,739
Accrued taxes other than income taxes	20,399	—	14,491	(t)	34,890
Tax dividend obligation to parent	—	30,371	(30,371	) (j)	—
Deferred revenue	20,565	—	—		20,565
Derivative liabilities	—	7,435	(7,435	) (u)	—
Other current liabilities	61,148	19,050	(151	) (g)	69,512
			(3,479	) (s)
			(14,491	) (t)
			7,435	(u)

Total current liabilities	304,090	300,980	(76,169)		528,901
Long-term liabilities:
Long-term debt, net of current portion and discount	591,662	53,823	210,000	(a)	801,662
			(4,423	) (h)
			(49,400	) (r)
Note payable and capital lease obligations	—	—	49,400	(r)	49,400
Accrued environmental liabilities, net of current portion	1,600	—	—		1,600
Deferred income taxes	360,122	—	—		360,122
Other long-term liabilities	19,256	38	—		19,294

Total long-term liabilities	972,640	53,861	205,577		1,232,078
Commitments and contingencies
Equity:
CVR stockholders’ equity:
Common Stock $0.01 par value per share, 350,000,000 shares authorized, 86,634,651 shares issued	866	1	(1	) (v)	866
Additional paid-in-capital	584,339	36,358	(36,358	) (v)	584,339
Retained earnings	500,997	261,016	(3,900	) (c)	494,097
			(3,000	) (f)
			(5,696	) (m)
			(14,874	) (p)
			(238,737	) (v)
			(1,709	) (o)
Treasury stock, 61,153 at cost	(1,605)	—	—		(1,605)
Accumulated other comprehensive income, net of tax	(1,016)	—	—		(1,016)

Total CVR stockholders’ equity	1,083,581	297,375	(304,275)		1,076,681
Noncontrolling interest	147,984	—	—		147,984

Total equity	1,231,565	297,375	(304,275)		1,224,665

Total liabilities and equity	$2,508,295	$652,216	$(174,867)		$2,985,644

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

CVR ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010

			Adjustments
	Historical	Historical	for the		Total
	CVR Energy	GWEC	Transactions		Pro Forma
	(in thousands except share data)

Net sales	$4,079,768	$2,141,043	$—		$6,220,811
Operating costs and expenses:
Operating expenses	—	2,086,819	(2,086,819	) (a)	—
Cost of product sold (exclusive of depreciation and amortization)	3,568,118	—	1,968,559	(a)	5,536,677
Direct operating expenses (exclusive of depreciation and amortization)	239,791	—	118,260	(a)	329,895
			(13,716	) (b)
			(14,440	) (c)
Insurance recovery—business interruption	—	—	—		—
Selling, general and administrative expenses (exclusive of depreciation and amortization)	92,034	15,768	(289	) (c)	106,897
			(616	) (d)
Depreciation and amortization	86,761	—	30,263	(c)	117,024

Total operating costs and expenses	3,986,704	2,102,587	1,202		6,090,493

Operating income	93,064	38,456	(1,202)		130,318
Other income (expense):
Interest expense and other financing costs	(50,268)	(22,432)	(2,218	) (e)	(74,918)
Interest income	2,211	41	—		2,252
Gain (loss) on derivatives, net	(1,505)	—	—		(1,505)
Loss on extinguishment of debt	(16,647)	—	—		(16,647)
Other income, net	1,218	80	—		1,298

Total other income (expense)	(64,991)	(22,311)	(2,218)		(89,520)

Income before income tax expense	28,073	16,145	(3,420)		40,798
Income tax expense	13,783	—	5,049	(f)	18,832

Net income	14,290	16,145	(8,469)		21,966

Less: Net income attributable to noncontrolling interest	—	—	—		—

Net income attributable to CVR Energy stockholders	$14,290	$16,145	$(8,469)		$21,966

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

CVR ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

			Adjustments
	Historical	Historical	for the		Total
	CVR Energy	GWEC	Transactions		Pro Forma
	(in thousands, except share data)

Net sales	$3,966,945	$2,041,264	—		$6,008,209
Operating costs and expenses:
Operating expenses	—	1,857,186	(1,857,186	) (a)	—
Cost of product sold (exclusive of depreciation and amortization)	3,086,237	—	1,699,329	(a)	4,785,566
Direct operating expenses (exclusive of depreciation and amortization)	209,256	—	97,106	(a)	284,288
			(9,200	) (b)
			(12,874	) (c)
Insurance recovery—business interruption	(3,360)	—	—		(3,360)
Selling, general and administrative expenses (exclusive of depreciation and amortization)	69,017	13,903	(259	) (c)	82,102
			(559	) (d)
Depreciation and amortization	66,079	—	22,697	(c)	88,776

Total operating costs and expenses	3,427,229	1,871,089	(60,946)		5,237,372

Operating income	539,716	170,175	60,946		770,837
Other income (expense):
Interest expense and other financing costs	(41,152)	(22,900)	4,455	(e)	(59,597)
Interest income	578	89	—		667
Gain (loss) on derivatives, net	(25,099)	—	(60,751	) (a)	(85,850)
Loss on extinguishment of debt	(2,078)	—	—		(2,078)
Other income, net	720	(114)	—		606

Total other income (expense)	(67,031)	(22,925)	(56,296)		(146,252)

Income before income tax expense	472,685	147,250	4,650		624,585
Income tax expense	172,460	—	60,274	(f)	232,734

Net income	300,225	147,250	(55,624)		391,851
Less: Net income attributable to noncontrolling interest	20,307	—	—		20,307

Net income attributable to CVR Energy stockholders	$279,918	$147,250	$(55,624)		$371,544

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

CVR ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2011

	Historical		Adjustments
	CVR	Historical	for the		Total Pro
	Energy	GWEC	Transactions		Forma
	(in thousands except share data)

Net sales	$5,115,129	$2,640,334	$—		$7,755,463
Operating costs and expenses:
Operating expenses	—	2,431,776	(2,431,776	) (a)	—
Cost of product sold (exclusive of depreciation and amortization)	4,069,963	—	2,243,141	(a)	6,313,104
Direct operating expenses (exclusive of depreciation and amortization)	273,472	—	127,884	(a)	371,992
	—	—	(12,468	) (b)
	—	—	(16,896	) (c)
Insurance recovery—business interruption	(3,360)	—	—		(3,360)
Selling, general and administrative expenses (exclusive of depreciation and amortization)	112,467	17,616	(336	) (c)	129,113
			(634	) (d)
Depreciation and amortization	88,084	—	30,263	(c)	118,347

Total operating costs and expenses	4,540,626	2,449,392	(60,822)		6,929,196

Operating income	574,503	190,942	60,822		826,267
Other income (expense):
Interest expense and other financing costs	(54,869)	(28,684)	4,083	(e)	(79,470)
Interest income	1,181	100	—		1,281
Gain (loss) on derivatives, net	(34,419)	—	(60,751	) (a)	(95,170)
Loss on extinguishment of debt	(3,673)	—	—		(3,673)
Other income, net	1,237	(772)	—		465

Total other income (expense)	(90,543)	(29,356)	(56,668)		(176,567)

Income before income tax expense	483,960	161,586	4,154		649,700
Income tax expense	181,441	—	65,765	(f)	247,206

Net income	302,519	161,586	(61,611)		402,494
Less: Net income attributable to noncontrolling interest	20,307	—	—		20,307

Net income attributable to CVR Energy stockholders	$282,212	$161,586	$(61,611)		$382,187

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

CVR ENERGY, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

(1)	Organization and Basis of Presentation

The unaudited pro forma condensed consolidated financial statements have been prepared based upon the audited and unaudited historical consolidated financial statements of CVR Energy, Inc. and Gary-Williams Energy Corporation.

The unaudited pro forma condensed consolidated balance sheets give effect to the following, as if they had occurred at the end of the respective reporting period:

•	the consummation of the Acquisition, including the payment of $525.0 million plus working capital to the Seller;

•	adjustments to the fair value of the tangible and intangible assets;

•	our issuance of $200.0 million of aggregate principal amount of 9% notes due 2015, including the estimated payment of associated deferred financing fees of $5.2 million;

•	the payment of approximately $6.5 million for fees associated with a bridge loan commitment and the $150.0 million increase to the ABL Credit Facility;

•	the distribution by GWEC to its shareholders, prior to the consummation of the Acquisition, of the airplane owned by it and the associated debt;

•	the repayment of the GWEC’s historical term debt and associated accrued interest prior to the consummation of the Acquisition;

•	the payment of approximately $3.0 million of fees associated with the Acquisition; and

•	conformity of presentation of GWEC’s consolidated financial statements to CVR Energy’s consolidated financial statements.

The unaudited pro forma condensed consolidated statement of operations give effect to the following, as if they had occurred at the beginning of the respective reporting period:

•	adjustments to depreciation and amortization based upon the estimated fair value of tangible and intangible property acquired;

•	adjustments to reflect (1) the estimated tax impact of the pro forma adjustments and (2) the effect of income tax on the historical net income of GWEC (which was not subject to income tax), in both cases at the statutory rate of approximately 39.7% during the period presented; and

•	conformity of presentation of GWEC’s consolidated financial statements to CVR Energy’s consolidated financial statements.

The Acquisition will be accounted for under the purchase method of accounting as described in Accounting Standards Codification (“ASC”) Topic 805, Business Combinations.

As part of the preparation of the unaudited pro forma condensed consolidated financial statements, we have performed a preliminary review of tangible and intangible assets to be acquired in the Acquisition, and we have based certain assumptions upon that preliminary review. A formal valuation will be completed following the consummation of the Acquisition to assist us in identifying and valuing all tangible and intangible assets and their respective lives. We have not fully identified all of the adjustments that would result from conforming GWEC’s critical accounting policies to those of CVR Energy. Accordingly, actual results will differ from

CVR ENERGY, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

those reflected in the unaudited pro forma condensed consolidated financial statements once we have determined the final purchase price for GWEC, completed the valuation analyses necessary to finalize the required purchase price allocations and identified all necessary conforming accounting changes and other acquisition-related adjustments. There can be no assurance that such finalization will not result in material changes to the unaudited pro forma condensed consolidated financial statements.

We expect the Acquisition to generate annual cost savings associated with synergies by combining overlapping corporate functions, optimizing purchasing of crude oil, and through greater economies of scale of other procurement and purchasing functions.

However, the unaudited pro forma condensed consolidated financial statements do not reflect any cost savings from operating efficiencies or synergies.

We expect to incur significant costs to integrate the businesses, including costs in conjunction with the Transition Services Agreement entered into with GWEC. The unaudited pro forma condensed consolidated financial statements do not reflect anticipated future costs associated with the integration of the businesses or the costs expected under the Transition Services Agreement. The effect of the cost of integrating the businesses could materially impact the pro forma financial statements.

(2)	Pro Forma Balance Sheet Adjustments and Assumptions

(a) Reflects the issuance of $200.0 million principal amount of new notes at a premium. These are recorded at their face amount, adjusted for the premium received.

(b) Reflects the estimated deferred financing costs, including professional fees incurred, of approximately $5.2 million associated with the issuance of the new notes.

(c) Reflects fees and associated financing costs of approximately $3.9 million associated with the bridge loan that was committed but undrawn. These amounts are immediately expensed and not deferred.

(d) Reflects deferred financing fees of approximately $2.6 million associated with the $150.0 million incremental ABL facility.

(e) Reflects the payment for the stock of GWEC at a purchase price of $525.0 million plus working capital.

(f) Reflects an approximate $3.0 million decrease to cash and retained earnings to reflect the estimated transaction costs associated with the Acquisition. These represent estimated legal, audit, and other professional fees. Additionally, these costs are not included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations as they are nonrecurring expenses.

(g) Reflects the elimination of accrued interest associated with historical debt that is being repaid by GWEC prior to the closing of the Acquisition.

(h) Reflects the elimination of historical debt of GWEC that is being repaid by GWEC prior to closing the Acquisition.

(i) Reflects the settlement of affiliate receivables and note receivables prior to the closing of the Acquisition.

CVR ENERGY, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(j) Reflects the tax distribution made by GWEC to its parent prior to the closing of the Acquisition.

(k) GWEC inventory will be purchased by CVR Energy at market value. The inventory has historically been carried at the lower of first-in, first-out (“FIFO”) cost, or market. The estimated increase in crude oil and refined products inventory value of approximately $19.5 million is reflected to adjust to estimated pro forma inventories to the initial market value at acquisition.

(l) Reflects the reclassification of GWEC’s catalysts and precious metals to conform the presentation in GWEC’s consolidated financial statements to the presentation in CVR Energy’s consolidated financial statements.

(m) Reflects the elimination of the deferred financing fees associated with the historical debt of GWEC that is being repaid prior to closing.

(n) Pro forma Adjustment to record the estimated fair value of GWEC’s owned properties, plant and equipment including property and equipment recorded under capital leases. This estimated value is preliminary and is subject to further adjustments based on the final fair value determination to be completed subsequent to the acquisition closing date.

(o) Reflects the distribution of GWEC’s airplane and the associated airplane hangar sublease prior to the closing.

(p) GWEC’s deferred turnaround costs are eliminated as these costs previously incurred by GWEC relate to periodic overhauls and refurbishments to GWEC’s Wynnewood refinery. These costs are implicit in the estimated fair value assigned to GWEC’s refining facilities as they contribute to the physical and operating condition of the refineries and have been factored into the estimated fair value of the GWEC’s refinery. Approximately $14.2 million relates to the 2008 turnaround and approximately $0.7 million eliminated from property, plant and equipment related to costs incurred for the upcoming turnaround in 2012. Also, CVR Energy’s expenses turnaround costs as they are incurred. This adjustment also is to conform accounting methods of GWEC to CVR Energy.

(q) Reflects the reclassification of GWEC’s deferred financing fees to conform the presentation in GWEC’s consolidated financial statements to the presentation in CVR Energy’s consolidated financial statements.

(r) Reflects reclassification of GWEC’s presentation of current and long-term capital leases to conform the presentation in GWEC’s consolidated financial statements to the presentation in CVR Energy’s consolidated financial statements.

(s) Reflects reclassification of GWEC’s presentation of personnel accruals to conform the presentation in GWEC’s consolidated financial statements to the presentation in CVR Energy’s consolidated financial statements.

(t) Reflects reclassification of GWEC’s presentation of accrued taxes other than income taxes to conform the presentation in GWEC’s consolidated financial statements to the presentation in CVR Energy’s consolidated financial statements.

(u) Reflects reclassification of GWEC’s presentation of derivative liabilities to conform the presentation in GWEC’s consolidated financial statements to the presentation in CVR Energy’s consolidated financial statements.

(v) Reflects the elimination of all of GWEC’s stockholders’ equity.

CVR ENERGY, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(3)	Pro Forma Statement of Operations Adjustments and Assumptions

(a) Reflects the reclassification of operating expenses, cost of product sold, and gain (loss) on derivatives, net from operating expenses to conform GWEC’s consolidated financial statement presentation to CVR Energy’s consolidated financial statement presentation.

(b) To eliminate the turnaround expense for GWEC as amortized in 2010 and to expense deferred turnaround expense incurred during the period associated with the 2012 turnaround. This adjustment conforms the accounting method of GWEC to CVR Energy’s accounting method of expensing as incurred.

(c) Depreciation and amortization has been increased to reflect the estimated additional depreciation expense related to the increase in property, plant, and equipment based on the estimated fair market value of the acquired assets. The estimated incremental depreciation expense for the twelve months ended December 31, 2010, nine months ended September 30, 2011, and twelve months ended September 30, 2011 is approximately $15.5 million, $9.6 million and $13.0 million respectively, based upon average lives of 19 years.

		Nine Months	Twelve Months
	Year Ended	Ended	Ended
	December 31,	September 30,	September 30,
	2011	2011	2011
	(in millions)

Pro forma depreciation and amortization expense	$30,263	$22,697	$30,263
Elimination of depreciation and amortization of GWEC	(14,729)	(13,133)	(17,232)

Estimated incremental annual increase to depreciation and amortization	$15,534	$9,564	$13,031

GWEC recorded depreciation and amortization of approximately $14.4 million and $0.3 million in operating expenses and selling, general and administrative expenses (SG&A), respectively for the twelve months ended December 31, 2010; depreciation and amortization of approximately $12.9 million and $0.3 million in cost of operating expenses, and SG&A, respectively for the nine months ended September 30, 2011; and amortization of approximately $16.9 million and $0.3 million in operating expenses and SG&A expenses, respectively for the twelve months ended September 30, 2011. CVR Energy records cost of product sold, operating expenses and SG&A expenses, exclusive of depreciation and amortization. The pro forma adjustment conforms the classification.

(d) Reflects the annual costs of the airplane that will not be ongoing expenses as the airplane will be distributed to GWEC’s stockholders prior to the close of the Acquisition (exclusive of depreciation).

(e) GWEC’s historical interest expense for its term debt has been eliminated, and this adjustment adds interest in respect of the additional borrowings of CVR Energy to fund the Acquisition. The amortization of debt issuance costs is $2.3 million, $1.7 million, and $2.3 million respectively for the year ended December 31, 2010, nine months ended September 30, 2011, and twelve months ended September 30, 2011.

CVR ENERGY, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

			Twelve Months
	Year Ended	Nine Months Ended	Ended
	December 31,	September 30,	September 30,
	2010	2011	2011
	(in millions)

Elimination of interest, amortization of deferred financing fees, on historical GWEC debt, excluding the capital lease and financing obligation	$(16,828)	$(18,740)	$(23,129)
Estimated net interest on additional borrowings to fund the Acquisition	15,300	11,475	15,300
Amortization of new debt issuance costs	2,256	1,692	2,256
Additional annual commitment fees estimated under the current ABL of CVR	1,490	1,118	1,490

Total adjustment to interest expense	$2,218	$(4,455)	$(4,083)

(f) Income tax has been adjusted (1) to reflect the effect of income tax on the GWEC’s financials (as GWEC was an entity not subject to income tax) and (2) to reflect the tax impact of the pro forma adjustments at the statutory rate of approximately 39.7% during the period presented.